Exhibit 99-2


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
                            VECTREN UTILITY HOLDINGS
                            AND SUBSIDIARY COMPANIES

                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except for share amounts)
                                   (Unaudited)


                                                           Three Months                Six Months
                                                          Ended June 30              Ended June 30
                                                    --------------------------   ----------------------
                                                       2003           2002         2003        2002
                                                    --------------------------   ----------------------
                                                                   As Restated             As Restated
                                                                   -----------             -----------

OPERATING REVENUE:
    Gas utility                                       $ 165,023      $140,139    $ 674,554    $498,192
    Electric utility                                     90,243       158,924      209,619     285,724
    Other                                                   199            51          397         101
                                                    ------------    ----------   ----------  ----------
            Total operating revenues                    255,465       299,114      884,570     784,017
                                                    ------------    ----------   ----------  ----------

OPERATING EXPENSES:
    Cost of gas sold                                    104,269        82,127      469,385     312,595
    Fuel for electric generation                         20,597        19,068       41,366      36,859
    Purchased electric energy                            18,788        86,796       59,186     146,545
    Other operating                                      53,895        48,799      110,498     100,055
    Merger and integration costs                              -             -            -           -
    Restructuring costs                                       -             -            -           -
    Depreciation and amortization                        29,681        26,349       58,443      53,120
    Taxes other than income taxes                        10,864        10,016       32,582      28,076
                                                    ------------    ----------   ----------  ----------
            Total operating expenses                    238,094       273,155      771,460     677,250
                                                    ------------    ----------   ----------  ----------

OPERATING INCOME                                         17,371        25,959      113,110     106,767

OTHER INCOME (EXPENSE):
    Equity in earnings (losses)
        of unconsolidated affiliates                         86          (404)        (418)       (516)
    Other - net                                             225         3,753       (1,282)      5,838
                                                    ------------    ----------   ----------  ----------
            Total other income (expense)                    311         3,349       (1,700)      5,322
                                                    ------------    ----------   ----------  ----------

INTEREST EXPENSE                                         15,864        17,292       32,380      34,840
                                                    ------------    ----------   ----------  ----------

INCOME BEFORE INCOME TAXES                                1,818        12,016       79,030      77,249

INCOME TAXES                                                378         3,337       30,273      26,526

PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY                  5             3           14          10
                                                    ------------    ----------   ----------  ----------

NET INCOME                                              $ 1,435       $ 8,676     $ 48,743     $50,713
                                                    ============    ==========   ==========  ==========

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